UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2015

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)             DiamondRock Hospitality Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 5, 2015.

b)             The results of the voting at the Annual Meeting were as follows:

1.              The following directors were elected to serve until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non- Votes

Daniel J. Altobello	185,094,793	199,291	88,614	3,305,053
Mark W. Brugger	185,240,050	54,962	87,686	3,305,053
W. Robert Grafton	185,093,357	201,651	87,690	3,305,053
Maureen L. McAvey	185,260,569	34,151	87,978	3,305,053
William W. McCarten	184,856,822	438,189	87,687	3,305,053
Gilbert T. Ray	184,649,684	645,324	87,690	3,305,053
Bruce D. Wardinski	185,235,035	59,048	88,615	3,305,053

2.              The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
177,117,336	6,072,793	2,192,569	3,305,053

3.              The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015.

For	Against	Abstain
187,428,397	1,186,654	72,700

4.              The Company’s stockholders voted for the non-binding stockholder proposal concerning stockholder approval of amendments to the Company’s bylaws, as disclosed in the Company’s proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
134,234,424	51,048,576	99,698	3,305,053

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: May 11, 2015	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General
Counsel and Corporate Secretary